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                                                                    EXHIBIT 99.6

                         NOTICE OF GUARANTEED DELIVERY
                        FOR SUBSCRIPTION CERTIFICATES OF
                          METROPOLITAN FINANCIAL CORP.

     This form, or one substantially equivalent to this form, must be used to exercise subscription rights pursuant to the Rights Offering described in the
Prospectus, dated          , 2001, of Metropolitan Financial Corp., if a holder
of subscription rights cannot deliver the Subscription Certificate to the
Subscription Agent listed below prior to 5:00 p.m. Eastern Time on           ,
2001 (the "Expiration Date"). The Notice of Guaranteed Delivery and related Guarantee of Delivery must be delivered by facsimile transmission, mail, hand or overnight delivery to the Subscription Agent and must be received by the Subscription Agent prior to 5:00 p.m. Eastern Time on the Expiration Date. See the Prospectus discussion in the section entitled "The Offerings -- The Rights Offering -- Guaranteed Delivery Procedures".

     Regardless of the timing of delivery of the Subscription Certificate,
payment of $     per share for each share of common stock subscribed for
pursuant to exercise of subscription rights and the over-subscription privilege must be received by the Subscription Agent in the manner specified in the Prospectus prior to 5:00 p.m. Eastern Time on the Expiration Date. Pursuant to the procedures for guaranteed delivery, the Subscription Certificate must be received by the Subscription Agent within three (3) Nasdaq National Market trading days after the date of the Guarantee of Delivery.

      The Subscription Agent is Georgeson Shareholder Communications Inc.
             DELIVERY BY MAIL, HAND, FACSIMILE, OVERNIGHT COURIER:
                   Georgeson Shareholder Communications Inc.
            By Mail: P.O. Box 2065, South Hackensack, NJ 07606-9974
By Overnight Courier: 111 Commerce Road, Carlstadt, NJ 07072, Attn: Reorg. Dept.
  By Hand: 110 Wall Street, 11th floor, New York, NY 10005, Attn: Mary Feeney
                          By Facsimile: (201) 460-2889

     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

     ANY QUESTIONS REGARDING THIS FORM, DELIVERY OF PAYMENT OR DELIVERY OF SUBSCRIPTION CERTIFICATES SHOULD BE DIRECTED TO THE SUBSCRIPTION AGENT TOLL FREE AT (888) 388-2251, MONDAY THROUGH FRIDAY, 9:00 A.M. TO 5:00 P.M. EASTERN TIME. QUESTIONS REGARDING METROPOLITAN FINANCIAL CORP. OR THE RIGHTS OFFERING SHOULD BE DIRECTED TO THE INFORMATION AGENT, RYAN, BECK & CO. LLC, TOLL FREE AT (888) 604-7226, MONDAY THROUGH FRIDAY, 9:00 A.M. TO 1:00 P.M. EASTERN TIME.

     The undersigned hereby represents that he or she is the holder of Subscription Certificate(s) issued by Metropolitan Financial Corp. and that such Subscription Certificate(s) cannot be delivered to the Subscription Agent prior to 5:00 p.m. Eastern Time on the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to subscribe for shares of Metropolitan Financial Corp. common stock to the extent indicated, pursuant to the exercise of subscription rights and the over-subscription privilege, as described in the Prospectus.

     IN ORDER TO ELECT THE OVER-SUBSCRIPTION PRIVILEGE, ALL SHARES PURCHASABLE BY YOU THROUGH YOUR SUBSCRIPTION RIGHTS MUST BE SUBSCRIBED FOR BELOW. THE AMOUNT OF SHARES YOU MAY SUBSCRIBE FOR PURSUANT TO THE OVER-SUBSCRIPTION PRIVILEGE IS NOT LIMITED, BUT IS SUBJECT TO AVAILABILITY OF SHARES AND IS SUBJECT TO PRORATION, IF NECESSARY.

    - Total Subscription Rights Held: ------------------
    - Exercise of Subscription Rights:                    X
      $     per share =                                          $ ----------------
                                        (number of shares)
    - Over-subscription Privilege Election:                    X
      $     per share =                                          $ ----------------
                                            (number of shares)
    - Total Payment Required (sum of the above) =                $

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The total payment required must be received by the Subscription Agent prior to
5:00 p.m. Eastern Time on the Expiration Date. Such payment, in accordance with the terms described in the Prospectus: CHECK APPROPRIATE BOX(ES):



[ ] is being delivered to the Subscription Agent herewith

                    OR

[ ] has been delivered separately to the Subscription Agent as:



         [ ] certified check, bank draft, cashier's check, postal, telegraphic or express money order:



             - bank or other issuer of check or money order

        --------------------------
             OR


     [ ] wire transfer of funds:


         - name of transferor institution

       -------------------------

         - date of transfer                , 2001


         - confirmation number (if known)

       -------------------------


                                   Signature(s)

                                   ---------------------------------------------

                                   ---------------------------------------------


                                   Print Name(s)

                                   ---------------------------------------------

                                   ---------------------------------------------

                                   Telephone Number
         -----------------------------------------------------------------------

                                   Subscription Certificate Number (if known)
                                  ----------------------------------------------


              GUARANTEE OF DELIVERY FOR SUBSCRIPTION CERTIFICATES
                        OF METROPOLITAN FINANCIAL CORP.


     THIS FORM IS NOT TO BE USED FOR SUBSCRIPTION CERTIFICATE SIGNATURE GUARANTEE. DO NOT SEND SUBSCRIPTION CERTIFICATES WITH THIS FORM.

     The undersigned, a member firm of a registered national securities exchange or member of the National Association of Securities Dealers, Inc., bank or trust company having an office or correspondent in the United States or another "Eligible Guarantor Institution" as defined in Rule 17A-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees that within three (3) Nasdaq National Market trading days after the date hereof, the undersigned will deliver to the Subscription Agent the Subscription Certificate representing the subscription rights being exercised hereby, with any required signature guarantees and any other required documents.

Name of Firm:
--------------------------------------------------------------------------------


Address:

--------------------------------------------------------------------------------


Zip Code:

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Authorized Signature:

--------------------------------------------------------------------------------


Title:

--------------------------------------------------------------------------------


Name: (print)

--------------------------------------------------------------------------------


Telephone Number:


------------------------------                                             Date:

------------------------------

     The institution which completes this guarantee of delivery must communicate the guarantee to the Subscription Agent and must deliver the Subscription Certificate to the Subscription Agent within the time period mentioned. Failure to do so could result in a financial loss to such institution.